WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801



                                                                   PRESS RELEASE
FOR IMMEDIATE RELEASE
                                                     Contact:   Stephen A. Fowle

April 26, 2005                                                    (302) 571-6833

                       WSFS ANNOUNCES 1Q '05 EPS OF $0.90

         WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $6.8 million, or $0.90 per diluted share. This compares to net income of $6.2 million, or $0.79 per share, for the first quarter of 2004. This $0.11 growth in earnings per share is a 14% increase over the same period in 2004.

         Highlights for the first quarter of 2005 include: (i) growth in net loans of $73.1 million, or 5%, over balances at December 31, 2004, primarily in commercial and commercial real estate loans; (ii) continued strong asset quality with annualized net charge-offs of only 4 basis points, and the ratio of nonperforming assets (NPA) to total assets of 26 basis points at March 31, 2005; and (iii) an increase in total retail deposits of $30.1 million, or 3%, over balances at December 31, 2004.

         The following is a brief discussion of the first quarter 2005 results.

Net Interest Income

         Net interest income for the first quarter of 2005 was $18.1 million. This compares to the $15.9 million reported for the same quarter in 2004 and the $18.3 million reported for the fourth quarter of 2004. The net interest margin percentage of 3.23% for the first quarter of 2005 declined from 3.38% for the fourth quarter of 2004. During the fourth quarter, the net interest margin was positively impacted by the actual experience of matured loans in the reverse

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801


mortgage portfolio when compared to the first quarter of 2005. WSFS recorded $67,000 in reverse mortgage income this quarter versus $817,000 in the fourth quarter of 2004.

         Overall portfolio yields on loans have continued to trend upward due to higher prevailing rates combined with the Bank's recent robust growth in variable rate loans. Additionally, the gross yield on the Bank's mortgage-backed securities ("MBS") portfolio was 4.33% in the first quarter of 2005 versus 4.22% in the fourth quarter of 2004. The weighted average duration of the MBS portfolio was 3.1 years at March 31, 2005 compared to 2.8 years at December 31, 2004.

Loans and Asset Quality

         Net loans grew $73.1 million, or 5%, during the first quarter of 2005 to $1.6 billion at March 31, 2005. Net loans grew $260.7 million, or 19%, versus March 31, 2004. Loan volume increases resulted primarily from continued strong growth in commercial and commercial real estate (CRE) loans, which increased $77.6 million, or 9% from balances at December 31, 2004 and $257.1 million, or 36% from balances at March 31, 2004. The increase in loan volume is the result of experienced and empowered relationship managers who are committed to delivering extraordinary levels of service to their customers. The following table summarizes the current loan balances and composition as well as recent changes in balances and composition.


                                         At                        At                    At
       (Dollars in thousands)       Mar. 31, 2005            Dec. 31, 2004         Mar. 31, 2004
                                    -------------            -------------         -------------

                                      Amount        %         Amount       %        Amount        %
                                      ------       ---        ------      ---       ------       ---
Commercial and CRE                 $  980,437      61%      $  902,880     59%    $  723,346      54%
Residential                           433,220      27          441,839     29        446,303      33
Consumer                              216,283      14          211,741     14        197,738      15
Allowance for loan losses             (24,647)     (2)         (24,222)    (2)       (22,745)     (2)
                                   ----------     ---       ----------    ---     ----------     ---
Net Loans                          $1,605,293     100%      $1,532,238    100%    $1,344,642     100%
                                   ==========     ===       ==========    ===     ==========     ===


         The Company's provision for loan losses was $579,000 in the first quarter of 2005, compared to $687,000 in the same period last year. Despite an increase in the dollar amount of nonaccrual loans, predominantly due to the addition of one commercial credit, the provision reflects an appropriate level given the continued strength in credit quality. Annualized net charge-offs in the first quarter 2005 were 0.04% of average loans compared to 0.18% for the

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801



fourth quarter of 2004, and 0.10% for the first quarter in 2004. At March 31, 2005, the allowance for loan losses was 1.51% of total loans, compared to 1.56% at December 31, 2004 and 1.66% at March 31, 2004. Non-performing assets as a percentage of total assets were 0.26% at March 31, 2005 compared to 0.18% at December 31, 2004 and 0.29% at March 31, 2004 and totaled $6.7 million at March 31, 2005, an increase from the $4.6 million reported at December 31, 2004 and the $6.5 million reported at March 31, 2004.

Deposits

           Core deposit relationships (demand deposits, money market and savings accounts) increased $44.1 million, or 6% during the quarter and increased $137.9 million, or 21% over this time last year. Total retail deposits increased $30.1 million, or 3%, during the first quarter to $1.1 billion at March 31, 2005 and increased $191.7 million, or 22% over March 31, 2004. The deposit growth was due, in part, to the opening of three new retail banking offices during 2004, and from commercial banking relationships. In addition, late in the third quarter of 2004, the Company successfully introduced "High-Performance Checking," a checking product line designed to attract a greater share of market deposits over time. The following table summarizes the current retail deposit balances and composition as well as recent changes in balances and composition.


                                          At                   At                At
      (Dollars in thousands)         Mar. 31, 2005         Dec. 31, 2004     Mar. 31, 2004
                                     -------------         -------------     -------------

                                      Amount       %        Amount      %     Amount     %
                                      ------       -        ------      -     ------     -
Non-interest demand                $  256,926      24%    $  246,592    23%   $223,490   25%
Savings                               286,229      26        289,041    28     320,353   36
Money market and int. demand          260,181      24        223,621    21     121,565   14
                                   ----------     ---     ----------   ---    --------  ---
  Total core deposits                 803,336      74        759,254    72     665,408   75
Retail time                           278,986      26        292,928    28     225,256   25
                                   ----------     ---     ----------   ---    --------  ---
  Total retail deposits            $1,082,322     100%    $1,052,182   100%   $890,664  100%
                                   ==========     ===     ==========   ===    ========  ===


  Noninterest Income

         During the first quarter of 2005, the Company recorded noninterest income of $7.9 million, which was $298,000, or 4% greater than the first quarter of 2004 and lower by $156,000, or 2%, in comparison to the fourth quarter of 2004. The increase over the first quarter of 2004 was primarily due to increases of $539,000 in card and ATM income during the

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801



quarter, mostly the result of underlying growth in volumes. This increase was partially offset by lower gains on the sales of securities of $222,000. The decrease in comparison to the fourth quarter 2004 was mainly attributable to lower deposit service charges resulting from the seasonal nature of these types of charges. In addition, loan fee income declined during the quarter as a result of deceased prepayment fees mainly due to the current rising interest rate environment.

  Noninterest Expenses

         Noninterest expenses for the three months ended March 31, 2005 totaled $15.0 million, which was $1.7 million, or 13% more than the same quarter last year and $135,000 less than the fourth quarter of 2004. The increase in salaries, benefits and other compensation, in large part, is the result of growth in WSFS' branch system, as well as an additional $727,000 of bonus and post-retirement related expenses recorded in 2005. Other expenses were positively impacted by the reversal of a $503,000 reserve for losses in the CashConnect business, which is no longer necessary because losses are no longer probable. These two items resulted in a net impact on pre-tax earnings of $224,000.

Capital Management

         During the first quarter of 2005, the Company repurchased 153,500 of its shares of common stock at an average price of $55.71 per share. These repurchases occurred late in the quarter and the impact on average shares outstanding will not be totally reflected until the second quarter. At March 31, 2005, the Company had 548,064 shares, or nearly 8% of its 7.0 million outstanding shares, remaining under its current share repurchase authorization.

         The ratio of tangible equity to assets was 7.23% at March 31, 2005. The Tier 1 capital ratio was 13.51%, which is far in excess of the 6.00% level required to be considered "well-capitalized" under regulatory definitions. Tangible book value per share was $27.06 at March 31, 2005.

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801



         Marvin N. Schoenhals, Chairman and President of WSFS, said, "We are very proud of our first quarter results because they reflect the continued success of our strategic focus on Delaware banking." Mr. Schoenhals went on to say, "In 2005, we expect to build on the momentum generated during 2004. We look forward to opening more retail banking offices and continuing our loan and deposit growth to further strengthen our retail franchise and meeting the needs of more Delawareans."

         WSFS Financial Corporation is a $2.6 billion financial services company. At March 31, 2005, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 24 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other continuing operating subsidiaries include: WSFS Investment Group, Inc., Montchanin Capital Management, Inc. and WSFS Reit, Inc. For more information, please visit the Bank's website at www.wsfsbank.com.
                                   -----------------

                                      * * *


         Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.




                                      # # #

WSFS Financial Corporation        838 Market Street, Wilmington, Delaware 19801


WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                                Three months ended
                                                               -------------------------------------------------
                                                                      Mar 31,        December 31,      Mar 31,
                                                                       2005             2004            2004
                                                               ----------------    ------------   --------------
Interest income:
Interest and fees on loans                                            $ 23,157        $ 21,897         $ 18,100
Interest on mortgage-backed securities                                   5,874           5,442            4,727
Interest and dividends on investment securities                            755           1,508            1,129
Other interest income                                                      379             218              206
                                                               ----------------    ------------   --------------
                                                                        30,165          29,065           24,162
                                                               ----------------    ------------   --------------
Interest expense:
Interest on deposits                                                     4,087           3,450            1,793
Interest on Federal Home Loan Bank advances                              6,187           5,978            5,555
Interest on federal funds purchased and securities sold
    under agreements to repurchase                                       1,011             690              400
Interest on trust preferred borrowings                                     712             634              496
Interest on other borrowings                                                55              57               38
                                                               ----------------    ------------   --------------
                                                                        12,052          10,809            8,282
                                                               ----------------    ------------   --------------

Net interest income                                                     18,113          18,256           15,880
Provision for loan losses                                                  579             847              687
                                                               ----------------    ------------   --------------

Net interest income after provision for loan losses                     17,534          17,409           15,193
                                                               ----------------    ------------   --------------

Noninterest income:
Credit/debit card and ATM income                                         3,203           3,220            2,664
Deposit service charges                                                  2,178           2,373            2,335
Investment advisory income                                                 608             591              538
Bank owned life insurance income                                           496             527              479
Loan fee income                                                            426             506              531
Gain (loss) on sales of loans                                              144              (5)              73
Securities gains                                                             -              40              222
Other income                                                               801             760              716
                                                               ----------------    ------------   --------------
                                                                         7,856           8,012            7,558
                                                               ----------------    ------------   --------------
Noninterest expenses:
Salaries, benefits and other compensation                                8,822           8,019            7,643
Occupancy expense                                                        1,276           1,244            1,149
Equipment expense                                                          983             937              865
Data processing and operations expense                                     911             832              762
Professional fees                                                          553           1,058              522
Marketing expense                                                          525             803              520
Other operating expenses                                                 1,900           2,212            1,777
                                                               ----------------    ------------   --------------
                                                                        14,970          15,105           13,238
                                                               ----------------    ------------   --------------


Income from continuing operations before
    minority interest and taxes                                         10,420          10,316            9,513
Less minority interest                                                      37              32               45
                                                               ----------------    ------------   --------------
Income from continuing operations before taxes                          10,383          10,284            9,468
Income tax provision                                                     3,593           3,528            3,286
                                                               ----------------    ------------   --------------
Income from continuing operations                                        6,790           6,756            6,182
Income on wind-down of discontinued operations, net of taxes                 -             143                -
                                                               ----------------    ------------   --------------
Net income                                                            $  6,790        $  6,899         $  6,182
                                                               ================    ============   ==============

Diluted earnings per share:
Income from continuing operations                                       $ 0.90          $ 0.90           $ 0.79
Income on wind-down of discontinued
    operations, net of taxes                                                 -            0.02                -
                                                               ----------------    ------------   --------------
Net income                                                              $ 0.90          $ 0.92           $ 0.79
                                                               ================    ============   ==============


Weighted average shares outstanding for diluted EPS                  7,508,827       7,502,939        7,799,699
----------------------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                              1.07%           1.10%            1.12%
Return on average equity (a)                                             13.66           13.99            12.72
Net interest margin (a)(b)                                                3.23            3.38             3.24
Efficiency ratio (c)                                                     57.04           56.89            55.81
----------------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION        838 Market Street, Wilmington, Delaware 19801


WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                             Mar 31,         Dec 31,         Mar 31,
                                                              2005            2004            2004
                                                         -------------   -------------   -------------

Summary Statement of Condition:

Assets:
-------
Cash and due from banks                                   $    52,733     $    61,328     $    50,376
Cash in non-owned ATMs                                        129,688         131,150         106,673
Investment securities (d)(e)                                   96,706          97,376         115,118
Other investments                                              44,004          44,477          43,018
Mortgage-backed securities (d)                                577,670         524,144         480,549
Net loans (f)(g)                                            1,605,293       1,532,238       1,344,642
Loans held for sale (f)                                         2,387           3,229           3,240
Bank owned life insurance                                      52,686          52,190          50,479
Other assets                                                   60,353          55,736          40,974
Loans, operating leases and
    other assets of discontinued operations                       557           1,088           6,147
                                                         -------------   -------------   -------------
    Total assets                                          $ 2,622,077     $ 2,502,956     $ 2,241,216
                                                         =============   =============   =============

Liabilities and Stockholders' Equity:
-------------------------------------
Noninterest-bearing deposits                              $   256,926     $   246,592     $   223,490
Interest-bearing deposits                                     825,396         805,590         667,174
                                                         -------------   -------------   -------------
    Total retail deposits                                   1,082,322       1,052,182         890,664
Jumbo CD's - non retail                                        45,511          44,903          44,411
Brokered CD's                                                 170,921         137,877          49,991
                                                         -------------   -------------   -------------
    Total deposits                                          1,298,754       1,234,962         985,066


Federal Home Loan Bank advances                               868,004         837,063         798,239
Other borrowings                                              244,881         217,093         244,540
Other liabilities                                              19,208          17,296          14,753
                                                         -------------   -------------   -------------

    Total liabilities                                       2,430,847       2,306,414       2,042,598
                                                         -------------   -------------   -------------

Minority interest                                                 213             239             191

Stockholders' equity                                          191,017         196,303         198,427
                                                         -------------   -------------   -------------
Total liabilities, minority interest
    and stockholders' equity                              $ 2,622,077     $ 2,502,956      $2,241,216
                                                         =============   =============   =============

------------------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                            7.28 %          7.84 %          8.86 %
Tangible equity to asset ratio                                   7.23            7.80            8.81
Core capital (h) (required: 4.00%;
   well-capitalized: 5.00%)                                      9.12            9.69           10.58
Tier 1 Capital (h) (required: 4.00%;
    well-capitalized: 6.00%)                                    13.51           14.41           16.45
Risk-based capital (h) (required: 8.00%;
    well-capitalized: 10.00%)                                   14.36           15.34           17.30

--------------------------------------------------------------------------------------   -------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                                         $     6,294     $     4,396     $     6,256
Assets acquired through foreclosure                               425             217             233
                                                         -------------   -------------   -------------
    Total nonperforming assets                            $     6,719     $     4,613     $     6,489
                                                         =============   =============   =============

Past due loans (i)                                        $       349     $       807     $       368

Allowance for loan losses                                 $    24,647     $    24,222     $    22,745

Ratio of nonperforming assets to total assets                    0.26%           0.18%           0.29%
Ratio of allowance for loan losses to total gross
    loans (j)                                                    1.51            1.56            1.66
Ratio of allowance for loan losses to nonaccruing
    loans (k)                                                     373             524             359
Ratio of quarterly net charge-offs to
    average gross loans (a)(f)                                   0.04            0.18            0.10

------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION        838 Market Street, Wilmington, Delaware 19801



WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                   Three months ended
                                 ---------------------------------------------------------------------------------------------------
                                              Mar 31, 2005                        Dec 31, 2004                      Mar 31, 2004
                                 --------------------------------   --------------------------------  ------------------------------
                                  Average               Yield/      Average               Yield/       Average              Yield/
                                  Balance     Interest  Rate (a)(b) Balance     Interest Rate (a)(b)   Balance  Interest Rate (a)(b)
                                 -----------  --------- ---------   ----------  -------- -----------  ---------- --------  ---------

Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real estate loans   $  550,790   $  8,584    6.23%    $  508,948  $  7,716      6.06%   $  386,911   $ 5,212     5.39%
  Residential real estate loans     437,109      5,580    5.11        443,023     5,745      5.19       452,886     6,124     5.41
  Commercial loans                  385,439      5,489    5.98        370,370     4,971      5.55       304,227     3,505     4.92
  Consumer loans                    212,762      3,469    6.61        210,718     3,420      6.46       194,168     3,226     6.68
                                 -----------  ---------            ----------- ---------             -----------  --------
  Total loans                     1,586,100     23,122    5.90      1,533,059    21,852      5.78     1,338,192    18,067     5.48
Mortgage-backed securities (d)      542,965      5,874    4.33        515,276     5,442      4.22       496,699     4,727     3.81
Loans held-for-sale (f)               2,510         35    5.58          2,799        45      6.43         1,174        33    11.24
Investment securities (d)(e)         97,194        755    3.11         97,686     1,508      6.17       114,473     1,129     3.95
Other interest-earning assets        45,950        379    3.30         46,993       218      1.85        46,643       206     1.78
                                 -----------  ---------            ----------- ---------             -----------  --------

  Total interest-earning assets   2,274,719     30,165    5.35      2,195,813    29,065      5.35     1,997,181    24,162     4.90
                                              ---------                        ---------                          --------

Allowance for loan losses           (24,377)                          (24,403)                          (22,632)
Cash and due from banks              54,011                            57,964                            47,126
Cash in non-owned ATMs              123,306                           125,190                           103,257
Loans, operating leases and
  other assets of discontinued
  operations                            988                             1,422                             8,619
Bank owned life insurance            52,367                            51,852                            39,684
Other noninterest-earning assets     53,322                            50,663                            38,600
                                 -----------                       -----------                       -----------
  Total assets                   $2,534,336                        $2,458,501                        $2,211,835
                                 ===========                       ===========                       ===========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
  Money market and interest-
    bearing demand               $  240,703   $    649    1.09     $  196,673  $    471      0.95    $  113,052   $    66     0.23
  Savings                           285,462        271    0.39        295,088       284      0.38       317,396       329     0.42
  Retail time deposits              286,722      1,851    2.62        277,275     1,784      2.56       226,027     1,067     1.90
                                 -----------  ---------            ----------- ---------             -----------  --------
  Total interest-bearing
    retail deposits                 812,887      2,771    1.38        769,036     2,539      1.31       656,475     1,462     0.90
  Jumbo certificates of
    deposit-nonretail                45,250        294    2.63         50,852       238      1.86        42,779       152     1.43
  Brokered certificates
    of deposit                      156,471      1,022    2.65        131,333       673      2.04        42,820       179     1.68
                                 -----------  ---------            ----------- ---------             -----------  --------
  Total interest-bearing
    deposits                      1,014,608      4,087    1.63        951,221     3,450      1.44       742,074     1,793     0.97

FHLB of Pittsburgh advances         819,476      6,191    3.02        849,734     5,989      2.76       819,713     5,631     2.72
Trust preferred borrowings           51,547        712    5.53         51,547       634      4.81        50,000       496     3.92
Other borrowed funds                194,210      1,066    2.20        167,681       747      1.78       186,780       438     0.94
Cost of funding
  discontinued operations                           (4)                             (11)                              (76)
                                 -----------  ---------            ----------- ---------             -----------  --------
  Total interest-bearing
    liabilities                   2,079,841     12,052    2.32      2,020,183    10,809      2.14     1,798,567     8,282     1.84
                                              ---------                        ---------                          --------

Noninterest-bearing
  demand deposits                   239,590                           227,369                           205,803
Other noninterest-bearing
  liabilities                        15,861                            17,477                            12,950
Minority interest                       224                               260                                66
Stockholders' equity                198,820                           193,212                           194,449
                                 -----------                       -----------                       -----------
Total liabilities and
  stockholders' equity           $2,534,336                        $2,458,501                        $2,211,835
                                 ===========                       ===========                       ===========

Excess of interest-earning
  assets over interest-bearing
  liabilities                    $  194,878                        $  175,630                        $  198,614
                                 ===========                       ===========                       ===========

Net interest and dividend income              $ 18,113                         $ 18,256                           $15,880
                                              =========                        =========                          ========

Interest rate spread                                      3.03%                              3.21%                            3.06%
                                                        ======                             =======                          =======

Net interest margin                                       3.23%                              3.38%                            3.24%
                                                        ======                             =======                          =======

See "Notes"


WSFS FINANCIAL CORPORATION        838 Market Street, Wilmington, Delaware 19801



WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
(Dollars in thousands, except per share data)
(Unaudited)

                                                         Three months ended
                                                   ----------------------------
                                                   Mar 31,   Dec 31,     Mar 31,
                                                   2005       2004        2004
                                                   ---------------------------
      Stock Information:

      Market price of common stock:
          High                                      $ 59.91  $ 62.26   $ 51.40
          Low                                         52.20    50.23     44.43
          Close                                       52.56    60.00     50.17
      Book value per share                            27.29    27.70     26.95
      Tangible book value per share                   27.06    27.55     26.80
      Number of shares outstanding (000s)             6,998    7,086     7,362
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      Other Financial Data:

      One-year repricing gap to total assets (m)      (1.22)%  (0.81)%   (4.07)%
      Number of associates (FTEs) (n)                   487      490       445
      Number of branch offices                           24       24        23

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     Notes:

(a)  Annualized.

(b)  Computed on a fully tax-equivalent basis.

(c) Noninterest expense divided by (tax-equivalent) net interest income and noninterest income.

(d)  Includes securities available-for-sale.

(e)  Includes reverse mortgages.

(f)  Net of unearned income.

(g)  Net of allowance for loan losses.

(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.

(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.

(j)  Excludes loans held-for-sale.

(k)  Includes general reserves only.

(l)  Nonperforming loans are included in average balance computations.

(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.

(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).